      As filed with the Securities and Exchange Commission
                      on December 19, 1996

                                           Registration #33-80866
=================================================================


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                 POST EFFECTIVE AMENDMENT NO. 1
                               TO
                            FORM S-3
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                    U.S. LONG DISTANCE CORP.

     (Exact name of Registrant as specified in its charter)

Delaware                                     74-2522103
(State or other jurisdiction                 (I.R.S. Employer
of incorporation or organization)            Identification No.)

                    9311 San Pedro, Suite 100
                    San Antonio, Texas  78216
                         (210) 525-9009

  (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                       W. Audie Long, Esq.
             Senior Vice President - General Counsel
                    U.S. LONG DISTANCE CORP.
                    9311 San Pedro, Suite 100
                    San Antonio, Texas  78216
                         (210) 525-9009

        (Name, address, including zip code, and telephone
        number, including area code, of agent for service)
                     -----------------------

                         WITH A COPY TO:

                     Joseph A. Hoffman, Esq.
                         ARTER & HADDEN
                  1717 Main Street, Suite 4100
                    Dallas, Texas 75201-4605
                         (214) 761-4779




                                              DEREGISTRATION OF SECURITIES

Title of each Class of             Number of Shares         Number of Shares         Number of Shares Sold
Securities to be Deregistered      Initially Registered     Being Deregistered       and Presently Outstanding
-----------------------------      --------------------     ------------------       -------------------------

Common Stock
$.01 par value . . . . . . .           234,991 shares          86,622 shares              148,369 shares


                                                    -----------------

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on December 18, 1996.

                                   U.S. LONG DISTANCE CORP.


                                   By:  /s/ Larry M. James
                                        --------------------------
                                        Larry M. James
                                        President and Chief
                                        Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     SIGNATURES          TITLE                    DATE
     ----------          -----                    ----

/s/ Parris H. Holmes,    Chairman of the Board    December 18, 1996
      Jr.
---------------------
Parris H. Holmes, Jr.

/s/ Larry M. James       Chief Executive Officer  December 18, 1996
----------------------   President and Director
Larry M. James           (Principal Executive
                            Officer)

/s/ Phillip J. Storin    Senior Vice President    December 18, 1996
----------------------   Chief Financial Officer
Phillip J. Storin        and Corporate Treasurer
                         (Principal Accounting
                           and Financial Officer)

/s/ Charles E. Amato     Director                 December 18, 1996
---------------------
Charles E. Amato


/s/ Gary D. Becker       Director                 December 18, 1996
---------------------
Gary D. Becker